Exhibit 10.22

                               LICENSE AGREEMENT
                               -----------------


AGREEMENT entered into the 7th day of February, 1997 by and between GALLAY SA having its offices at 1-3 rue de la Poterie - 93200 SAINT-DENIS, France

(hereinafter called "Licensor") and HUNTER DRUMS LIMITED, 5420 North Service

Road, BURLINGTON, ONTARIO, Canada (hereinafter called "Licensee").


                                  WITNESSETH
                                  ----------


Whereas, GALLAY SA, of Paris, France ("Gallay") has developed, perfected and is using a new process to manufacture steel drums or containers with improved performances and possesses necessary technical information, confidential know-how and trade secrets in the production of such containers and is the owner of US Letters Patent No. 4,697,972,  4,784,282 and 4,781,301 (the

"Patents") and of European Patents No. 0,177,426 and 0,258,087.



Whereas, Licensee is desirous of obtaining, confidential know-how and trade secrets in the manufacture of such steel containers and a non-exclusive license for the use thereof and a non-exclusive license under the Patents for the manufacture and sale of such steel containers in the North of America.



Now, therefore, in consideration of the premises, the mutual undertakings and obligations of the parties hereto, it is hereby agreed as follows:

I - DEFINITIONS
---------------

The term "Products" as used herein shall mean steel containers which are manufactured in accordance with Gallay's process, hereinabove mentioned technical information, confidential know-how and trade secrets and the

Patents.  The term "Plant" as used herein is defined as a Plant equipped to manufacture "Products".


II - LICENSE
------------


a)   Subject to the provisions and conditions herein, in exchange for each fee paid under Article IV for each Plant, hereinafter referred to as

     "fully paid up License", Licensor hereby grants to Licensee a fully paid up non-exclusive, non-transferable and non-divisible License in the United

     States and Canada, only to use the technical information, confidential know-how and trade secrets as set forth in Article III hereof, in the manufacture of Products at the Plant(s) wherever located in Canada.



b)   Subject to the provisions and conditions herein, Licensor also grants to

     Licensee for the term hereof a fully paid up non-exclusive, non-transfer-

     able and non-divisible License to make, use and sell said Products under the Patents and under any other patent where Licensee's licensed practice hereunder would be within the scope of any claim of the Patents.

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

III - KNOW-HOW AND TECHNICAL ASSISTANCE
---------------------------------------


a)   As soon as practicable, after execution of this Agreement, and payment of the initial fee hereinafter set forth in Article IV, Licensor will provide Licensee with necessary technical information, procedures,

    technical skills and drawings (in manuals, in English and in the metric system) for the manufacture of the Products at the Plant(s).



     Licensor further agrees to provide all technical information,

     confidential knowhow and trade secrets periodically, to the extent originated by Gallay, existing and available and "up-to-date", for the purpose of including intervening or additional technical

     advancements made by Gallay for the manufacture of Products at said Plant under Article  II for which said fee has been paid under Article IV.



b)   As soon as practicable after receipt of the fee set forth hereinafter and delivery of the manuals referred to above, Licensor agrees to make necessary arrangements so that Licensee's technicians (two persons maximum) will be received by Gallay in its plants for training at a mutually acceptable time and for a period not to exceed two weeks.

     Licensee agrees to pay all expenses involved including salaries,

     traveling and living expenses of such technicians.

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

c)   If deemed necessary by Licensee that the aforesaid period would exceed two weeks, Licensee agrees to compensate Gallay additionally for such time exceeding two weeks in accordance with the per diem rate schedule attached hereto and made a part hereof.



d)   During the period of one year following the start or initiation of the process by Licensee in its facilities, Licensor agrees, upon the establishment of the necessity thereof and upon request by Licensee, to make necessary arrangements for Gallay to provide Licensee with technical assistance at Licensee's facilities in Canada to the extent of one engineering man week, and at mutually acceptable time. Licensee agrees to pay to Gallay reasonable travelling and living expenses of Gallay's employees or representatives engaged in such additional technical assistance, and further Licensee agrees to compensate Gallay therefor in accordance with the per diem rate schedule attached hereto and made a part hereof.



IV - FEES AND ROYALTIES
-----------------------


a)   Licensee agrees to pay to Licensor a one time fee in the amount of

     Canadian $ 30,000 for the first Plant. This payment shall be due and payable at the time of execution of this Agreement.





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

b)   In case of an additional Plant or Plants, an additional payment of

     Canadian $ 20,000 if located in Canada and of US $ 20,000 if located in another country shall be due and payable at the time each additional Plant is put in service.



c)   The fees paid hereunder shall not be refundable to Licensee under any circumstances subject to the terms of Article VII (d).



d)   The payments set forth in paragraphs (a) and (b) above shall be attributable to the disclosure of technical information,

     confidential know-how and trade secrets and technical assistance as hereinabove provided. The License under patent rights, granted in

     Article II, shall continue for the life of patents licensed hereunder.



V - PAYMENTS AND RECORDS
------------------------


a)   Licensee agrees that Licensor shall have the right to select an independent auditor, acceptable to Licensee, which such auditor shall inspect records of Licensee to report to Gallay the number of Plants.



b)   In the event that errors are found by the auditor, Licensee agrees to pay the full cost of auditing and any other fees and costs encountered by

     Licensor for any proceedings involving failure to pay the agreed amounts herein requested.

c)   Licensor may at its option demand interest at a rate commensurate with interest rates prevailing at the time but not less than 1% per month or part thereof that payments are overdue.



d)   Payments to Licensor by Licensee under the provisions set forth in

     Article IV above are to be made without any deductions whatsoever for any tax or other reason.


VI - PATENT INFRINGEMENT AND PATENT ENFORCEMENT
-----------------------------------------------


a)   In the event that Licensor declines to institute suit for infringement,

     Licensee shall have the right, but not the obligation, to commence and prosecute, in the names of Licensor and Licensee, an action for infringement of any one or more of the Patents. If Licensee shall commence and prosecute an action for infringement of any one or more of the

     Patents, Licensee shall control and make all decisions in prosecuting and settling any such action; provided, that Licensor shall have the right to participate and shall be consulted prior to the making of such decisions. Licensee shall pay its costs and expenses of commencing and prosecuting any infringement action, and Licensor shall pay any costs and expenses, including its attorney's fees, that Licensor may incur in any action for infringement. In the event of a favorable monetary judgment of patent infringement, Licensee and Licensor shall receive, from

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

     said monetary judgment, reimbursement of their respective costs, expenses and attorney's fees. After payment thereof, the remaining monetary judgment shall be split sixty percent (60 %) to Licensee and forty percent

     (40 %) to Licensor. In any event, Licensor and Licensee shall cooperate in any infringement action, and Licensor and Licensee, at no expense to the other, shall make available to each other any relevant books, records, papers, information, designs, samples, specimens and the like in their possession or control and shall cause their employees to be deposed or to testify, whenever requested to do so by the other.



b)   In the event that Licensee is sued by another party for infringement of

     United States Letters Patent as a direct result of using the process for the manufacture and sale of Products licensed hereunder, Licensee shall inform Licensor of any notice of such suit and Licensor agrees to consult with Licensee as to the reasons for said suit and the defense thereof.

     Should such suit be brought for infringement solely as a result of use of the process and sale of Products manufactured using the process licensed hereunder, Licensor agrees to defend such suit and pay damages, provided however, that Licensor's total liability shall not exceed fifty percent

     (50 %) of the fees paid by and received from Licensee under the License

     Agreement less any amounts previously expended by Licensor in defense of any action including any damages for infringement as a result of use of the Process and sale of Products manufactured using the Process licensed hereunder. Should such suit be brought for infringement against Licensee using other or additional processes, equipment, tools,

     etc. . . not specifically required in the process herein disclosed by

     Licensor, the Licensee agrees that Licensor shall have no liability or responsibility for such infringement.



VII - TERMINATION
-----------------


a)   Unless otherwise terminated as provided herein, this Agreement shall expire at the time of expiration of the last of any patent licensed hereunder provided however that Licensee's fully paid up right and

     License under Article II shall survive such expiration to the extent of use of technical information, confidential know-how and trade secrets previously received from Licensor.



b)   In the event that Licensee shall fail to pay amounts required under

     Article IV hereof when due or to permit the inspection of records as hereinaove provided, or to comply with other provisions of this Agreement,

     Licensor at its option may terminate the License granted hereunder by giving thirty days notice, in writing, to Licensee of its intention to do so, and such License shall automatically terminate upon the expiration of such thirty days period without further action or notice by Licensor,

     unless within such thirty days period Licensee shall have rectified and corrected the breach and default complained of by Licensor.

c)   Licensor at its option, but subject to Bankruptcy Law, may terminate this Agreement forthwith and without any liability if Licensee be or becomes insolvent or makes a general assignment for the benefit of creditors, or if any proceedings are brought by or against Licensee seeking reorganization or similar relief under the Bankruptcy Law of the country in which Licensee is doing business.



d)   Licensee, at its option, may terminate the Agreement forthwith if

     Licensor shall have failed to perform in accordance with the requirements of this Agreement. Licensee should be able to obtain fifty percent (50 %) of fees paid on a pro-rated reimbursement based on twelve

     (12) months if such termination of Agreement occurs within one (1) year of inception.



e)   No failure or delay on the part of either Licensor or Licensee to exercise its right of termination hereunder shall be construed to prejudice its right of termination for such or for any other breach or default.



VIII - MISCELLANEOUS
--------------------


a)    Licensee agrees to adhere to the quality of the Products contemporarily produced by Licensor. For this purpose, Licensee shall permit Licensor's technicians and employees, at Licensor's sole cost and expense, to examine Licensee's Products and Plants therefor upon request with reasonable notice.


b)   In the event that Licensee or any of its employees, agents, or representatives shall discover any improvement in the process,

     machinery used therein or products made thereby, all as covered by

     Licenses under this Agreement, Licensee agrees to disclose such improvements to Licensor and to grant to Licensor a royalty free, non-

     exclusive license for such improvements, inventions and patents in all countries of the world. Licensor agrees to keep Licensee advised of any such improvements made available under the conditions of this paragraph

     VIII (b).



c)   Licensee agrees to keep confidential, as Licensee would maintain its own information confidential, all information, materials, manuals, drawings,

     data and trade secrets in any form received from Licensor pursuant to this Agreement with notice of confidentiality and Licensee further agrees to take all reasonable steps to keep confidential all such information in whatever disclosure necessarily may be made to third parties under the provisions of paragraph (d) hereof or until such information is otherwise publicly known, or until such information is non-confidentially disclosed to a third party through no fault of Licensee or becomes independently known to Licensee without breach of its agreement of confidentiality hereunder.

d)   In the event that Licensee require parts, materials or tools from a third party supplier thereof, and which utilize confidential information and know-how of Licensor, Licensee agrees to obtain from such supplier an agreement to keep such information confidential.



e)   Licensee further agrees that upon early termination of this Agreement,

     under Article VII paragraph (b), it will return to Licensor all materials received under this Agreement.



f)   Licensor represents that it possesses technical information and confidential know-how as recited in paragraph (a) of Article III hereof and has the right to disclose such information and know-how and to license the use thereof and also has the right to grant license under the

     Patents.



g)   It is understood that Licensee may produce Products in Canada which thereafter are exported empty or filled and exported from Canada to other countries of the world.  In such event Licensor would take no action against Licensee or a customer of Licensee for enforcement of one of its patents, if any, that may exist in any other country which would prevent or in any way interfere with the importation into such other countries of such empty of filled products.

h)   The License Agreement is personal to Licensee and may not be assigned or transferred by Licensee except as part of sale or assignment of

     Licensee's entire business in Products. Licensor may assign or transfer this Agreement at any time.



i)   Licensor agrees to notify Licensee of any other license hereinafter granted to a third party not affiliated with Licensor under the know-how and Patents herein licensed, which other license includes within the terms thereof royalty or fee payments less than those defined in Article

     IV hereof and Licensee will have the right to have a license under all the same terms and conditions thereof.



j)   Notices under this Agreement shall be in writing and shall be sufficient if sent by registered mail, addressed to the last known address of the other party.



k)   This Agreement shall be construed in accordance with the laws of France.



LICENSOR                                 LICENSEE

/s/ J-C. Carayon                         /s/ Michael W. Hunter

By: J-C. Carayon                         By:  M.W. Hunter
    ------------                              -----------

                                         HUNTER DRUMS LIMITED





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

                                    ANNEX 1
                                    -------







PER DIEM RATE SCHEDULE

                                        In France               Elsewhere


Department Head                           US  $ 315             US $ 625


Engineer                                  US  $ 250             US $ 500


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